Exhibit 99.1

LIVE NATION ENTERTAINMENT REPORTS SECOND QUARTER 2025 RESULTS
“Global expansion continues to drive touring growth, with fan attendance hitting new highs and ticket buying strong at every price point from VIP to the back row. To meet this momentum, we’re expanding our global venue portfolio and investing in the artists who make it all possible. We’re continuing to deliver record revenue and concert ticket sales, and with investment focused on high-growth markets and fan experiences, we’re positioned to grow operating income and AOI by double-digits this year and for years to come.” –Michael Rapino, President and CEO

GLOBAL FAN DEMAND DRIVES RECORD Q2 RESULTS (vs same period last year)
•Revenue of $7 billion, up 16%
•Operating income of $487 million, up 4%
•Adjusted operating income of $798 million, up 11%
•Record concerts profitability with adjusted operating income of $359 million, up 33%
•Global attendance up 14% to 44 million fans, with stadium attendance tripling
•Ticketmaster Gross Transaction Value (GTV) increased 7% to $9 billion
•Strong international growth: Concert fans, Ticketmaster GTV, and Sponsorship sales all up double-digits
RECORD CONCERT TICKET SALES AND ONSITE SPENDING (through July vs same period last year)
•Over 130 million tickets sold for Live Nation concerts, up 6%, led by the strength of our international markets with double-digit attendance increases across stadiums, arenas, and theaters and clubs
•Strong ticket sales at every price point from premium to budget-friendly seats:
◦Over 40% of global stadium shows sold out 95% of tickets in the first week, up double-digits
◦Over 10% of seats across stadiums, arenas and amphitheaters in the U.S. priced closer to market value
◦Ticket to Summer promotion sold 1.5 million $30 lawn seats, consistent with historical levels
•Continued growth in onsite spending across all venue types, including concession spending at large amphitheaters up double-digits
KEY METRICS POINT TO ANOTHER RECORD YEAR (vs same period last year)
•Q2 deferred revenue highlights accelerating momentum
◦Concerts event-related deferred revenue $5.1 billion, up 25%
◦All-time high Ticketmaster deferred revenue $317 million, up 22%
•Venue Nation expected to host approximately 70 million fans this year, up double-digits
•95% of expected 2025 sponsorship committed, up double-digits

CONCERTS DELIVERS Q2 RECORD FINANCIAL RESULTS AND ATTENDANCE (VS 2Q24)
•Highest-ever Q2 revenue of $6 billion, up 19%
•Record Q2 AOI of $359 million, up 33%
◦Margin of 6%, up 60 basis points
•Global attendance grew 14% to 44 million fans
◦Global stadiums tripled in fan count from last year
◦International arena fan count up 20%
◦Overall fan count at international markets up 30%, driven by strength across Europe, Asia-Pacific and Latin America
GLOBAL GROWTH POWERS MOMENTUM THROUGH THE REMAINDER OF THE YEAR
•Nearly all large venue shows booked for the rest of 2025
•Double-digit international fan growth expected in 2H
•Full-year AOI margins on track to be consistent with last year
•Investing $15 billion in artist events globally in 2025, making Live Nation the largest financial supporter of the artist community
VENUE NATION HOSTING MORE SHOWS AND FANS GLOBALLY
•Further expanded our venue portfolio, opening four amphitheaters across the U.S. and adding one stadium in Canada year-to-date. We expect to bring additional venues online in 2H, with key projects underway in Mexico, Colombia, and Canada
•Our venue development pipeline continues to grow, expecting ten new large venues to open next year – each with fan capacity of 3,000 and above – across the U.S. and international markets
•Collectively, these venues create incremental capacity for six million fans on a run-rate basis
•Venue capital investments for new builds and refurbishments continue to deliver 20%+ returns
◦New amphitheaters are delivering strong results, with food and beverage sales tracking double-digits higher compared to our historical portfolio, while also selling out premium seating
◦Based on our current assessment, tariffs are expected to have minimal impact on venue investment costs, festival supply chain, and other costs

CONCERTS AND INTERNATIONAL ACTIVITY DRIVES TICKETMASTER RESULTS (VS 2Q24)
•Revenue of $743 million, up 2%
•AOI of $290 million, consistent with last year
•Record Q2 total reported GTV of $9 billion, up 7%
•Secondary GTV down mid-single digits due to increased market-based pricing in concerts and sports along with several lower-performing sporting events
•Over 83 million fee-bearing tickets sold, up 4%
◦International ticket volume up double-digits
◦Concerts ticket volume up high-single digits while sports and other content continued to trail 2024 levels
TICKETMASTER POSITIONED FOR GROWTH IN SECOND HALF OF 2025
(through July vs same period last year)
•Q2 record deferred revenue of $317 million, up 22%, driven by Live Nation concerts activity
•17 million net new enterprise tickets signed, up 10%, with approximately 70% of the growth from international markets
•On track to grow AOI double-digits in 2H
•Full-year AOI margin expected to be consistent with prior years
GLOBAL REACH AND SCALE CONTINUES TO ATTRACT BRAND PARTNERS
•Revenue of $341 million, up 9%
•AOI of $228 million, up 2%
•Expanding our portfolio of brand partners through new agreements with major consumer brands including Kraft Heinz, Airbnb, and Samsung; as well as a ticket access agreement with United Airlines
•Global venue portfolio expanding its name-in-title sponsorships, including TD Arena at Hamilton and Veikkaus Arena at Helsinki
BRANDS CONTINUE TO SEE STRATEGIC VALUE FROM ENGAGING WITH CONCERT FANS
(through July vs same period last year)
•95% of revenue committed for 2025, up double-digits
•On track to deliver double-digit increase in AOI for the full year, with notable strength in Q4
•Full-year AOI margin expected to be consistent with prior years

STRONG BALANCE SHEET TO SUPPORT STRATEGIC VENUE EXPANSION
•Year-to-date net cash provided by operating activities of $1,544 million and free cash flow—adjusted of $654 million, up 5%, and on track to grow both of these metrics by double-digits for the full year relative to last year
•Year-to-date capital expenditures of $420 million; 2025 full year capital expenditures estimated to be $900 million to $1 billion
◦$700 to $800 million of total capex is related to venue expansion and enhancement plans, for which the cash outlay will be reduced by approximately $200 million from funding by joint-venture partners, sponsorship agreements, and other sources
◦Maintenance capex spend remains consistent with historical levels
•Over 90% of our debt is at fixed rates with a weighted average cost of debt of approximately 4.4%, with no remaining debt maturities this year
FINANCIAL DETAILS FROM THE ADDITIONAL 24% PURCHASE OF OCESA
•The transaction will increase our ownership to 75% and is expected to close in August
•Largely as a result of OCESA’s continued growth and the amended purchase agreement, total accretion for Q3 is expected to be $250 million and then fall to $35 million in Q4
•Full-year non-controlling interest expense is expected to increase in line with our AOI growth
•These estimates are based on current projections for OCESA performance, current FX rates, and assume all other joint-ventures performance in line with current forecasts
OTHER FINANCIAL INFORMATION
•The cumulative effect on Q2 net income of accretion, higher taxes, and foreign exchange was $185 million higher cost compared to last year, impacting EPS
•Based on current projected rates, foreign exchange is not expected to materially impact 2H financials
•Full year depreciation and amortization expected to increase by approximately $75 million compared to last year
•Our full-year P&L tax expense is expected to be 15-20% of our AOI. Carryforward operating losses will continue to reduce our U.S. cash taxes, resulting in global cash tax payments that are projected to be 20-25% lower than our P&L expense
•2025 share count not expected to change materially from 2024

Compare Our Operating Results To Past Quarters In The Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

The company will webcast a teleconference today, August 7, 2025, at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 2Q25 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 to be filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – SECOND QUARTER
(unaudited; $ in millions)

	Q2 2025 Reported	Q2 2024 Reported	Change	Q2 2025 Currency Impacts	Q2 2025 at Constant Currency	Change at Constant Currency
Revenue
Concerts	$5,946.4	$4,987.0	19%	$(67.3)	$5,879.1	18%
Ticketing	742.7	730.7	2%	3.0	745.7	2%
Sponsorship & Advertising	340.6	312.2	9%	5.5	346.1	11%
Other and Eliminations	(23.1)	(6.5)	*	0.2	(22.9)	*
	$7,006.6	$6,023.4	16%	$(58.6)	$6,948.0	15%

Consolidated Operating Income	$486.7	$465.8	4%	$(4.3)	$482.4	4%

Adjusted Operating Income (Loss)
Concerts	$358.7	$270.7	33%	$(9.1)	$349.6	29%
Ticketing	290.1	292.5	(1)%	3.6	293.7	—%
Sponsorship & Advertising	227.6	222.6	2%	1.7	229.3	3%
Other and Eliminations	(6.8)	(8.2)	*	0.0	(6.8)	*
Corporate	(71.2)	(61.4)	(16)%	0.1	(71.1)	(16)%
	$798.4	$716.2	11%	$(3.7)	$794.7	11%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – SIX MONTHS
(unaudited; $ in millions)

	6 Months 2025 Reported	6 Months 2024 Reported	Change	6 Months 2025 Currency Impacts	6 Months 2025 Constant Currency	Change at Constant Currency
Revenue
Concerts	$8,430.5	$7,866.4	7%	$17.7	$8,448.2	7%
Ticketing	1,437.4	1,453.9	(1)%	22.6	1,460.0	—%
Sponsorship & Advertising	556.6	523.5	6%	18.8	575.4	10%
Other and Eliminations	(35.7)	(20.9)	*	0.0	(35.7)	*
	$10,388.8	$9,822.9	6%	$59.1	$10,447.9	6%

Consolidated Operating Income	$601.4	$424.4	42%	$10.5	$611.9	44%

Adjusted Operating Income (Loss)
Concerts	$365.3	$268.9	36%	$(9.6)	$355.7	32%
Ticketing	543.2	576.6	(6)%	15.6	558.8	(3)%
Sponsorship & Advertising	363.6	352.6	3%	9.9	373.5	6%
Other and Eliminations	(12.7)	(15.4)	*	0.0	(12.7)	*
Corporate	(119.9)	(104.0)	(15)%	0.2	(119.7)	(15)%
	$1,139.5	$1,078.7	6%	$16.1	$1,155.6	7%
* Percentages are not meaningful

Reconciliation of Operating Income to Adjusted Operating Income
(unaudited; $ in millions)

	Q2 2025	Q2 2024	6 Months 2025	6 Months 2024
Operating Income	$486.7	$465.8	$601.4	$424.4
Acquisition expenses	79.2	(30.0)	109.0	0.6
Amortization of non-recoupable ticketing contract advances	20.7	21.2	45.4	45.2
Depreciation and amortization	159.0	137.7	308.5	270.3
Gain on sale of operating assets	(0.9)	(0.8)	(3.1)	(1.4)
Astroworld estimated loss contingencies	(7.8)	94.0	(7.8)	279.9
Stock-based compensation expense	61.5	28.3	86.1	59.7
Adjusted Operating Income	$798.4	$716.2	$1,139.5	$1,078.7

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q2 2025	Q2 2024
Net cash provided by operating activities	$223.4	$412.1
Changes in operating assets and liabilities (working capital)	387.8	92.7
Changes in accrued liabilities for Astroworld estimated loss contingencies	(7.8)	94.0
Free cash flow from earnings	$603.4	$598.8
Less: Maintenance capital expenditures	(34.2)	(27.1)
Distributions to noncontrolling interests	(131.1)	(115.7)
Free cash flow — adjusted	$438.1	$456.0

Net cash used in investing activities	$(275.0)	$(263.7)

Net cash used in financing activities	$(325.3)	$(164.6)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	6 Months 2025	6 Months 2024
Net cash provided by operating activities	$1,544.7	$1,401.0
Changes in operating assets and liabilities (working capital)	(668.8)	(835.2)
Changes in accrued liabilities for Astroworld estimated loss contingencies	(7.8)	279.9
Free cash flow from earnings	$868.1	$845.7
Less: Maintenance capital expenditures	(49.1)	(49.6)
Distributions to noncontrolling interests	(164.8)	(171.9)
Free cash flow — adjusted	$654.2	$624.2

Net cash used in investing activities	$(492.4)	$(434.4)

Net cash used in financing activities	$(498.5)	$(643.0)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	June 30, 2025
Cash and cash equivalents	$7,057.0
Short-term investments	57.6
Client cash	(1,703.2)
Deferred revenue — event-related	(5,140.3)
Accrued artist fees	(339.0)
Collections on behalf of others	(123.0)
Prepaid expenses — event-related	1,290.5
Free cash	$1,099.6

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding the company’s positioning to grow operating income and adjusted operating income by double digit in 2025 and for years to come; key metrics pointing to another record year; expected Venue Nation fans for 2025; the level of expected 2025 sponsorship; the expectation that global growth will power momentum in the company’s Concerts segment through the remainder of 2025, with double-digit international fan growth expected in the second half of the year; the company’s expectations for full-year 2025 adjusted operating income margins in its Concerts segment; the anticipated level of investment in artist events globally for 2025; expectations regarding key projects and additional venues planned to come online in the second half of 2025 in the company’s global portfolio of operated venues, the company’s venue development pipeline for 2026 in the U.S. and internationally, and the anticipated incremental fans from these projects; the anticipated minimal impact of tariffs on venue investment costs, festival supply chain, and other costs; Ticketmaster’s positioning for growth in the second half of 2025; anticipated adjusted operating income growth in the second half of 2025 for Ticketmaster; expectations for Ticketmaster’s full-year adjusted operating income margin; the Sponsorship & Advertising segment’s anticipated increase in adjusted operating income for 2025, with expected strength in the fourth quarter; full-year 2025 adjusted operating income expectations for the Sponsorship & Advertising segment; expectations for full-year 2025 net cash provided by operating activities and free cash flow—adjusted growth; estimated capital expenditures for 2025, including those related to venue expansion and enhancement plans; the anticipated closing timeline and financial impact of the company’s additional purchase of OCESA, including expected total accretion levels for the third and fourth quarters of 2025, and anticipated full-year non-controlling interest expense for 2025; the company’s expectation that foreign exchange rates will not materially impact financials in the second half of 2025; the expected level of depreciation and amortization for full-year 2025; expected P&L tax expense for 2025 and global cash tax payments; and expectations for 2025 share count.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. We also exclude from AOI the impact of estimated or realized liabilities for settlements or damages arising out of the Astroworld matter that exceed our estimated insurance recovery, due to the significant and non-recurring nature of the matter. Ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2025	December 31, 2024
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$7,056,975	$6,095,424
Accounts receivable, less allowance of $81,087 and $72,663, respectively	2,464,829	1,747,316
Prepaid expenses	1,911,706	1,247,184
Restricted cash	12,625	10,685
Other current assets	377,016	189,528
Total current assets	11,823,151	9,290,137
Property, plant and equipment, net	2,949,293	2,441,872
Operating lease assets	1,738,218	1,618,033
Intangible assets
Definite-lived intangible assets, net	1,091,697	985,812
Indefinite-lived intangible assets, net	369,073	380,558
Goodwill	2,820,918	2,620,911
Long-term advances	626,920	520,482
Other long-term assets	1,731,063	1,780,966
Total assets	$23,150,333	$19,638,771
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$2,116,846	$1,859,678
Accounts payable	404,877	242,978
Accrued expenses	3,285,866	3,057,334
Deferred revenue	5,910,068	3,721,092
Current portion of long-term debt, net	1,485,353	260,901
Current portion of operating lease liabilities	158,577	153,406
Other current liabilities	96,985	62,890
Total current liabilities	13,458,572	9,358,279
Long-term debt, net	4,990,995	6,177,168
Long-term operating lease liabilities	1,784,719	1,680,266
Other long-term liabilities	610,465	477,763
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,377,665	1,126,302
Stockholders' equity
Common stock	2,324	2,313
Additional paid-in capital	1,788,393	2,059,746
Accumulated deficit	(1,271,336)	(1,546,819)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(152,446)	(335,112)
Total Live Nation stockholders' equity	360,070	173,263
Noncontrolling interests	567,847	645,730
Total equity	927,917	818,993
Total liabilities and equity	$23,150,333	$19,638,771

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands except share and per share data)
Revenue	$7,006,641	$6,023,416	$10,388,758	$9,822,945
Operating expenses:
Direct operating expenses	5,210,756	4,408,209	7,465,693	7,059,549
Selling, general and administrative expenses	1,003,344	926,222	1,782,266	1,907,781
Depreciation and amortization	159,025	137,729	308,480	270,323
Gain on disposal of operating assets	(856)	(779)	(3,058)	(1,430)
Corporate expenses	147,719	86,216	233,955	162,293
Operating income	486,653	465,819	601,422	424,429
Interest expense	72,048	79,970	152,391	160,661
Interest income	(37,893)	(44,425)	(71,954)	(87,682)
Equity in earnings of nonconsolidated affiliates	(4,268)	(5,376)	(4,747)	(5,460)
Other expense (income), net	36,380	(20,742)	39,333	(97,796)
Income before income taxes	420,386	456,392	486,399	454,706
Income tax expense	117,645	80,164	137,356	121,183
Net income	302,741	376,228	349,043	333,523
Net income attributable to noncontrolling interests	59,330	78,258	82,429	90,028
Net income attributable to common stockholders of Live Nation	$243,411	$297,970	$266,614	$243,495

Basic net income per common share available to common stockholders of Live Nation	$0.41	$1.05	$0.09	$0.48
Diluted net income per common share available to common stockholders of Live Nation	$0.41	$1.03	$0.09	$0.48

Weighted average common shares outstanding:
Basic	231,845,412	229,921,527	231,534,852	229,696,356
Diluted	234,417,428	245,002,995	234,658,608	232,024,314

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$243,411	$297,970	$266,614	$243,495
Accretion of redeemable noncontrolling interests	(147,801)	(57,325)	(245,895)	(132,435)
Net income available to common stockholders of Live Nation—basic	$95,610	$240,645	$20,719	$111,060
Convertible debt interest, net of tax	—	10,790	—	—
Net income available to common stockholders of Live Nation—diluted	$95,610	$251,435	$20,719	$111,060

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2025	2024
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$349,043	$333,523
Reconciling items:
Depreciation	183,804	146,168
Amortization of definite-lived intangibles	124,676	124,155
Amortization of non-recoupable ticketing contract advances	45,443	45,241
Deferred income taxes	25,129	(6,078)
Amortization of debt issuance costs and discounts	8,131	7,881
Stock-based compensation expense	86,097	59,738
Unrealized changes in fair value of contingent consideration	9,304	(28,573)
Equity in losses of nonconsolidated affiliates, net of distributions	8,774	5,671
Provision for uncollectible accounts receivable	13,539	(9,806)
Loss (Gain) on mark-to-market of investments in nonconsolidated affiliates and crypto assets	133	(100,153)
Loss (Gain) on forward currency exchange contracts	31,584	(8,019)
Other, net	(9,730)	(3,953)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(622,765)	(465,797)
Increase in prepaid expenses and other assets	(822,523)	(646,147)
Increase in accounts payable, accrued expenses and other liabilities	225,791	430,886
Increase in deferred revenue	1,888,292	1,516,217
Net cash provided by operating activities	1,544,722	1,400,954

CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(19,156)	(75,973)
Collections of notes receivable	17,784	21,290
Investments made in nonconsolidated affiliates	(14,492)	(30,593)
Purchases of property, plant and equipment	(434,207)	(333,689)
Cash paid for acquisition of right-of-use assets	(20,800)	—
Cash paid for acquisitions, net of cash acquired	(50,090)	(17,579)
Proceeds from sale of intangible assets	20,040	—
Other, net	8,495	2,139
Net cash used in investing activities	(492,426)	(434,405)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	62,764	886
Payments on long-term debt including extinguishment costs	(103,625)	(377,132)
Contributions from noncontrolling interests	11,264	28
Distributions to noncontrolling interests	(164,819)	(171,908)
Purchases of noncontrolling interests, net	(206,112)	(47,980)
Proceeds from exercise of stock options	3,443	12,819
Taxes paid for net share settlement of equity awards	(86,585)	(38,551)
Payments for deferred and contingent consideration	(14,399)	(20,390)
Other, net	(383)	(748)
Net cash used in financing activities	(498,452)	(642,976)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	409,647	(152,989)
Net increase in cash, cash equivalents and restricted cash	963,491	170,584
Cash, cash equivalents and restricted cash at beginning of period	6,106,109	6,238,956
Cash, cash equivalents and restricted cash at end of period	$7,069,600	$6,409,540